IQST - iQSTEL Enters into Agreement with Payment Virtual Mobile Solutions to Expand Fintech Services into Prepaid Debit Card Services

New Business Line is expected to Generate up to $128 Million Over 5 years

New York, NY – November 19, 2020 – iQSTEL, Inc. (OTC: IQST)(“iQSTEL”), an international telecommunication and fintech service provider, today announced entering into an agreement with Payment Virtual Mobile Solutions, LLC (PayVMS) to build a Prepaid Debit Card Service (PDCS). The new PDCS will be constructed under a new corporation named Global Money One, Inc. (www.globalmoneyone.com). iQSTEL will own 75% of Global Money One, Inc. with PayVMS owning the other 25%.

“This PDCS serves as the launchpad of our consumer-reaching fintech operations. The flexibility of the PDCS product is expected to provide a significant benefit to customers and measureable additional value to our shareholders. We look forward to collaborating with PayVMS on this exciting venture and to providing updates on its development and success,” commented Leandro Iglesias, iQSTEL’s CEO.

PDCS is expected to enable customers to make purchases in stores and online, withdraw cash at ATMs or receive cash back when using it to make a purchase, recharge prepaid mobile phone service (domestic and international), and send money domestically or internationally. PDCS is expected to also facilitate the deposit of funds into bank accounts, rewards and digital gift cards. In addition, PDCS customers are expected to be able to execute bill payments and remote deposit capture (RDC) by mobile phone.

iQSTEL and PayVMS project that the PDCS services is expected to generate estimated revenue over five years of $45 million to $128 million with an approximate EBITDA margin of 30% to 40%.

iQSTEL plans to fund the development of the PDCS services through the sale of a minority 24% interest in its Global Money One, Inc. holdings.

The securities offered will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About iQSTEL Inc (Updated):

iQSTEL Inc (OTC: IQST) (www.iQSTEL.com) is a US-based publicly-listed company offering leading-edge Telecommunication and Technology Services for Global Markets, with presence in 13 countries. The company provides services to the Telecommunications, Financial Services, Liquid Fuel Distribution and Electric Vehicle Industries. iQSTEL has 3 Business Divisions: Telecom, Technology and Fintech, with worldwide B2B and B2C customer relations operating through its subsidiaries: Etelix, SwissLink, QGlobal SMS, SMSDirectos, IoT Labs, and itsBchain. The Company has an extensive portfolio of products and services for its clients: SMS, VoIP, 4G & 5G international infrastructure connectivity, Cloud-PBX, OmniChannel Marketing, IoT Smart Gas Platform, IoT Smart Electric Vehicle Platform, Mobile Number Portability Application MNPA (Blockchain), Settlement & Payments Marketplace (Blockchain), Visa Debit Card, Money Remittance, and Pay Mobile Phone Services among others.

About Etelix.com USA, LLC:

Etelix.com USA LLC (www.etelix.com) is a wholly owned subsidiary of iQSTEL Inc. Etelix.com USA, LLC is a Miami, Florida-based international telecom carrier founded in 2008 that provides telecom and technology solutions worldwide, with a commercial presence in North America, Latin America, and Europe. Enabled by its 214-license granted by the Federal Communications Commission (FCC), Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale) and Submarine Fiber Optic Network capacity for internet (4G and 5G). Etelix was founded in 2008 and has been profitable since inception.

About SwissLink Carrier AG:

SwissLink Carrier AG (www.swisslink-carrier.com) is a 51% owned subsidiary of iQSTEL Inc. SwissLink Carrier AG is a Switzerland-based international Telecommunications Carrier founded in 2015 providing international VoIP connectivity worldwide, with commercial presence in Europe, CIS, and Latin America. SwissLink Carrier AG is a Swiss-licensed operator, having a domestic Interconnect with Swisscom, allowing their international carrier customers direct terminations via SwissLink into all Switzerland fix & mobile networks. Since the takeover from Swissphone in November 2018 and the rename into SwissLink, the subsidiary has been profitable.

About QGlobal SMS LLC.:

QGlobal SMS LLC (www.qglobalsms.com) is a 51% owned subsidiary of iQSTEL Inc. QGlobal SMS is a U.S.-based company and a commercial brand founded in 2020 and specializes in international and domestic SMS termination, with emphasis on the Applications to Person (A2P) and Person to Person (P2P) for Wholesale Carrier Market and Corporate Market in US. QGlobal SMS has commercial presence in the U.S., Mexico, Latin America, EMEA (Europe, Middle East, Asia) and Africa through its SMS service providers based in Austin, TX and Miami, FL. Its Austin-based SMS service provider is specialized in the SMS traffic exchange between the U.S. and Mexico, and its Miami-based SMS service provider is focused on the development of Latin America and the rest of the world. QGlobal SMS has robust international interconnection with Tier1 SMS Aggregators, guaranteeing its customers high quality and low termination rates in more than 100 countries worldwide.

About Alcyon Cloud SMS S.A.S (Commercial Brand SMSDirectos.com ):

Alcyon Cloud SMS S.A.S. (Commercial Brand - SMSDirectos.com) is a wholly-owned subsidiary of QGlobal SMS, a Colombian-based Application and Content Provider. Alcyon Cloud SMS (SMSDirectos.com) is registered with the Secretary of Information and Communication Technology (ICT) in Colombia, offering services to government, enterprises, small and medium business, as well as end-users. Using SMSDirectos’ existing network, its plans to expand services from SMS to offer omnichannel products and services, such as SMS, Emails, RCS (Rich Communications Services), Social Media Channels (Whats App, Messenger, etc), WebRTC (Web Real-Time Communication), VoIP (IP-PBX, SIP Trunking) ChatBots (Artificial Intelligence Based), SMS to Email, and Email to SMS.

About IoT Labs MX SAPI:

IoT Labs MX SAPI (www.iotlabs.mx) , a Mexico-based subsidiary of iQSTEL Inc, is an Internet of Things (IoT) technology development company and creator of the “IoT Smart Gas” Platform and Application. The IoT Smart Gas platform (www.iotsmartgas.com) consists of an IoT field device installed on the LP gas tank (adaptable to virtually any gas or liquid storage tank) and, thanks to the Internet of Things (IoT) technology via Sigfox or GSM network connectivity, allows for remote management and improved logistic processes of tank refilling, usage tracking, and monitoring in real-time by the Smart Gas mobile app. The new GSM tracking feature allows for mobile use including ground, air, and sea tank monitoring.

About itsBchain LLC.:

itsBchain LLC (www.itsBchain.com) is a 75% owned subsidiary of iQSTEL Inc. itsBchain is a blockchain technology developer and solution provider with a strong focus on the telecom sector. The company is the final stage of developing a series of blockchain solutions aimed at using the blockchain ledger and smart contract solutions to enable more efficiency, quickness in execution, and fraud-prevention in the telco industry. Specifically, the company is developing a solution that will enable users and carriers to transfer mobile phone numbers with just a few clicks, allowing users and carriers the ability to transfer retail users from one mobile carrier to another instantly. Additionally, the company is finalizing a carrier-grade marketplace solution to procure real-time payments between carriers for cross-traffic of VoIP, SMS, and data as traffic is crossed between carriers. This marketplace will allow for instant payment settlement and the prevention of fraud between carriers.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries:

www.iqstel.com; www.etelix.com; www.swisslink-carrier.com; www.qglobalsms.com; www.smsdirectos.com; www.iotlabs.mx; www.iotsmartgas.com; www.itsBchain.com; www.globalmoneyone.com : www.visamoneyone.com